News Release

Investor Contacts:

Tirth Patel

Edison Advisors

T: 646-653-7035

tpatel@edisongroup.com

MagneGas to Present USDA-Funded Sterilization Results

To the Soil and Water Conservation Society

MagneGas to Present at 73rd SWCS International Annual Conference in Albuquerque, New Mexico

TAMPA, FL – July 30, 2018 — MagneGas Corporation (“MagneGas” or the “Company”) (NASDAQ: MNGA), a leading clean technology company in the renewable resources and environmental solutions industries, announced today that the Company was invited by the USDA to attend and present at the Soil and Water Conservation Society’s 73rd International Annual Conference on Culture, Climate and Conservation, which will be held July 29th to August 1st in Albuquerque, New Mexico. Additional information regarding the conference can be found at the following web address:

https://www.swcs.org/events/conferences/2018-annual-conference/

The Soil and Water Conservation Society is one of the premier international organizations for the advancement of natural resource conservation. The organization includes over 3,000 members from the research, policymaking, agricultural and academic professions dedicated to the science and practical application of natural resource conservation.

MagneGas has previously announced a USDA grant for $432,000 to fund an agricultural waste sterilization pilot program at a leading dairy farm in Bowling Green, Florida. The project successfully launched earlier in 2018, and the first live demonstration was completed in May. The initial findings from this program were very promising, and MagneGas was subsequently invited to present its findings at the upcoming Soil and Water Conservation Society Conference.

“We are very pleased to have the opportunity to attend and present our findings at such a prestigious event,” commented Ermanno Santilli, Chief Executive Officer of MagneGas Corporation. “The Soil and Water Conservation Society has significant influence in the development of forward thinking research and commercial adoption for resource conservation initiatives overall, and particularly in the agricultural industry.”

“We firmly believe that our sterilization technology has tremendous commercial potential, as well as the ability to have a meaningful social impact in the areas of water conservation, reduction in agricultural contaminants, reduction in pharmaceutical contamination of ground water sources, and other water pollutants. Securing the USDA grant was a major first step in our path to commercializing our sterilization technology, and the opportunity to present at the SWCS annual conference is another major milestone for our Company. We are honored to attend and present.”

“This is a significant validation of the impact USDA grant in particular can have on our business,” commented Scott Mahoney, Chief Financial Officer of MagneGas Corporation. “One of our core business practices is to leverage government-backed funding programs to defray the costs of unlocking our technology opportunities. This first USDA grant has proven highly successful, and we are actively exploring additional domestic grant opportunities with multiple US federal government entities. In addition, we believe the progress we have made with the USDA grant will be highly beneficial as we look to submit multiple grants in the European Union later this year.”

About MagneGas Corporation

MagneGas Corporation (MNGA) owns a patented process that converts various renewables and liquid wastes into MagneGas® fuels. These fuels can be used as an alternative to natural gas or for metal cutting. The Company’s testing has shown that its metal cutting fuel “MagneGas2®” is faster, cleaner and more productive than other alternatives on the market. It is also cost effective and safe to use with little changeover costs. The Company currently sells MagneGas2® into the metal working market as a replacement to acetylene.

The Company also sells equipment for the sterilization of bio-contaminated liquid waste for various industrial and agricultural markets. In addition, the Company is developing a variety of ancillary uses for MagneGas® fuels utilizing its high flame temperature for co-combustion of hydrocarbon fuels and other advanced applications. For more information on MagneGas, please visit the Company’s website at http://www.MagneGas.com.

The Company distributes MagneGas2® through Independent Distributors in the U.S and through its wholly owned distributors, ESSI, Green Arc Supply, Trico Welding Supply and Complete Welding of San Diego. ESSI has 3 locations in Florida, Green Arc 2 locations in Texas and one location in Louisiana, Trico has two locations in northern California, and Complete Welding has one location in southern California. For more information on ESSI, please visit the company’s website at http://www.weldingsupplytampa.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.